UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

NEXT-ChemX Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-56379	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9101 West Alta Drive, Suite 202 Las Vegas, NV	89145
(Address of Principal Executive Offices)	(Zip Code)

(725) 867-0789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director/Officer

On January 5, 2026, Benton Wilcoxon, a current Member of the Board of Directors (“Board”) and Chief Executive Officer (CEO) of Next-ChemX Corporation, Inc., (the “Company”), informed the Company of his resignation from the Board of Directors and his position as Chief Executive Officer.

Mr. Wilcoxon’s departure is not the result of any disagreement with the Company’s management, the Company’s Board or the Company on any matter related to its operations, policies or practices.

In accordance with the requirements of Item 5.02(a) of Form 8-K, the Company has provided Mr. Wilcoxon with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 8.01 Other Events.

The new corporate address for NEXT-ChemX Corporation is: 9101 West Alta Drive, Suite 202 Las Vegas, NV 89145

Exhibit No.	Title
99.1	Letter from Benton Wilcoxon, dated January 05, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026	By:	/s/ J. Michael Johnson
	Name:	J. Michael Johnson
	Title:	President